LOAN ORIGINATOR AGREEMENT
                                   Between the
                    HOUSING AUTHORITY OF THE CHEROKEE NATION
                                       and
                      FIRST AMERICANS MORTGAGE CORPORATION

         This Loan Originator Agreement (hereinafter referred to as "Agreement'), is made and entered into this 9th day of March, 1999, by and between the Housing Authority of the Cherokee Nation, 1500 Hensley Drive, Tahlequah, Oklahoma, 74465 (hereinafter referred to as the "IHA"), and First Americans Mortgage Corporation, 8815 Long, Lenexa, Kansas 66215, (hereinafter referred to as "FAMC").

         WHEREAS, FAMC, in the conduct of its business, is desirous of originating residential loans in the name of FAMC, and

         WHEREAS, FAMC functions as a mortgage loan broker, selling loans originated by loan originators, such as contemplated herein, to financial institutions with which FAMC has executed loan purchase agreements (hereinafter referred to as "Investors"), and

         WHEREAS, the IHA wishes to enter into an agreement with FAMC to originate residential loan applications for FAMC, and

         WHEREAS, FAMC hereby affirms it is an independent corporation in accordance with the laws of the State of Missouri and the Internal Revenue Service, and further maintains it is qualified, willing, and able to perform the services herein described, and

         NOW THEREFORE, and in consideration of the mutual covenants, promises, agreements, understandings, and conditions herein contained, the parties hereto mutually promise to the other, agree, and understand as follows, to wit:

TERM:    The term of this Agreement  shall be for a period of two (2) year, from the 9th day of March, 1999 to the 8th day of March, 2001.

NOTICES: All notices required hereunder shall be sent via U.S. Mail, postage paid as follows:

         To the IHA:             Housing Authority of the Cherokee Nation
                                 David Sutherland, Executive Director
                                 1500 Hensley Drive
                                 Tahlequah, Oklahoma, 74465

         To the FAMC:            First Americans Mortgage Corporation
                                 Attention: Dustan R. Shepherd, President
                                 P.O. Box 19236
                                 Shawnee Mission, KS 66285-9236

PERFORMANCE REQUIREMENTS OF THE IHA AND FAMC:

         The IHA agrees to originate residential mortgages in the name of FAMC in the State of Oklahoma. All loans originated shall be subject to and shall meet all underwriting standards set forth in FAMC's

Policy and Procedure Manual (attached hereto as Attachment ("1") and that of the Investors which have committed to purchase the loans after closing. All Loans are subject to FAMC approval prior to loan commitment. Any loan not meeting these underwriting standards or approval conditions shall not be closed.
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

The IHA agrees to use its best efforts to assist FAMC and their Investors in obtaining documentation, authorizations, certifications, verifications, and any other conditions required to close and subsequently sell residential loans. FAMC agrees to use its best efforts to assist the IHA in processing and closing residential loans.

FAMC shall provide to the IHA in conjunction with this Agreement, all necessary training and software in order for the IHA to fulfill its performance requirements under this Agreement.

The IHA agrees to adhere to the price schedule, charges, and terms (see Policy and Procedure Manual; Exhibit section for a copy of the pricing schedule) as provided by FAMC for those loans originated for FAMC. A rate quote may be obtained from FAMC at any time during normal business hours via the telephone.

The following performance requirements shall be utilized during the first ninety
(90) days or until such time as FAMC and the IHA mutually decide to expand the responsibilities of the IHA:

7. LOAN APPLICATION: The IHA shall assist the applicant with completion of the Fannie Mae Form 1003 - Uniform Residential Loan Application.

8. APPLICATION ACTION: Once an application is accepted by the IHA a credit report will be immediately ordered by the IHA. FAMC shall supply software that will allow the IHA to contact, via a modem, FAMC's credit reporting agency. The report can be quickly downloaded and then printed with a laser printer. The IHA shall fax a photocopy of the credit report along with the 1003 form and a Good Faith Estimate to FAMC for review. Within 24 hours, FAMC shall notify the IHA of action to be taken on the application. If the applicant is not prepared to proceed with the loan process at this time the IHA, either through telephone or face-to-face contact, will notify the applicant of FAMC's decision and discuss possible alternatives. The Notice of Action Taken will then be mailed to the applicant. All of the applicants information received by the IHA on hard copy as well as the applicant's mortgage software file should be forwarded to FAMC on the Friday following any action taken. FAMC will be responsible for all long-term storage of loan file information. If the applicant is prepared to proceed with the loan process, the IHA shall be notified and the process to compile a complete credit file will begin. FAMC will also notify the IHA of the most appropriate loan program for the applicant.

9. BORROWER DOCUMENTS: The applicant shall bring all necessary documentation to the mortgage application meeting. Income can be calculated by obtaining the past two (2) years' 1040 forms, W-2 forms, and a current year-to-date pay stub for each applicant. Assets can be calculated by providing the past three (3) months statements on each depository account of the applicants. A complete list of monthly liabilities with account numbers, addresses, balances, and monthly payments must be provided by each applicant as well as landlord and/or mortgage information for the past two years.

10. Real Estate Settlement Procedures Act (RESPA): The IHA must provide the following documents to each applicant within three (3) days of the loan application date: a) Truth-in-Lending Disclosure; b) Good Faith
         Estimate; c) Mortgage Servicing Disclosure; d) Special Information Booklet "Settlement Costs" (to be supplied by the IHA); e) any additional documents necessary. All documentation, except for the Special Information Booklet, will be located within FAMC's mortgage software.

11. CREDIT REPORT: A Credit Report for each applicant shall be ordered immediately after a loan application is accepted by the IHA. The Credit Report may take the form of a Three Repository Merged Credit Report or a full Residential Mortgage Credit Report depending upon the loan product needed and on the credit quality of the applicant. The cost of the reports will be billed directly from the credit reporting company to FAMC.

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

         FAMC will notify the IHA 15 days in advance of any change in the cost of a credit report. It is the responsibility of the IHA to pay for any reports pulled by the IHA. It will be the IHA'S responsibility to collect the appropriate fee. FAMC will invoice the IHA on a monthly basis for all loans pulled during the prior month. The will be responsible to pay the invoice within 15 days of receipt in order to allow FAMC sufficient time to pay the credit reporting agency under their billing terms. When appropriate the IHA will be responsible for faxing the credit reporting worksheet (see Policy and Procedure Manual) to FAMC's credit reporting agency (i.e. the borrower pays the designated cost to receive a copy of the report).

12. VERIFICATIONS: All loans are required to contain documentation verifying. the information given by the applicant. If the IHA does not collect the documentation mentioned in step 3 it will be necessary to send independent verification requests to employer(s) and depositories. The IHA shall verify the last 24 months of rental or mortgage history if it is not included in the applicant's credit report. The source of funds may include a gift from a family member or the sale of an asset. If the applicant has obtained a divorce, the complete divorce decree and settlement statement must be provided. Child support, alimony or separate maintenance is available for consideration as income, if received regularly. This form of income may be verified through a court printout or canceled checks covering the past twelve (12) months. Bankruptcy paperwork and explanations are required if applicable. Derogatory credit, undisclosed credit and inquiries must be satisfactorily explained by the applicant. Applicants must provide a Certificate Degree of Indian Blood (CDIB) card (for Native American loan programs), picture ID, and evidence of a Social Security Number. All forms will be mailed to the verifying institutions with a stamped return envelop to the FAMC. From time to time borrowers may drop off miscellaneous documents to the IHA for delivery to FAMC (i.e. bank statements, canceled rental checks, divorce decrees). These documents should be forwarded to FAMC in the regular Friday overnight package.

13. PACKAGING: The IHA shall collect, review for discrepancies, and bind in the proper stacking order in legal manila file folders, all necessary loan documentation prior to submission to FAMC. A loan packaging checklist for each loan is included in FAMC's mortgage software. All manila file folders, along with a diskette containing all loan files originated during the week should be forwarded to FAMC through overnight delivery every Friday nights.

14. CREDIT SUBMISSION: FAMC will review the IHA's package and submit ft to the appropriate decision maker. The decision will be based upon the information received in R the loan package. Additional verifications and/or credit documents may be necessary. The IHA will be advised of loan approval and any conditions.

At this time the day-to-day handling of the loan package will be transferred to FAMC. The IHA'S role will be to support FAMC:


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


15. APPRAISAL: After the funds for payment of the appraisal are received from the applicant, FAMC will order the appraisal report from a qualified appraiser. FAMC may request assistance from the IHA in receiving the funds for the cost of the appraisal and provide the appraiser with a copy of the sales contract, new construction or rehabilitation plans and specifications and other pertinent documents needed to conduct the appraisal.

16. TITLE REPORT/ABSTRACT and TITLE STATUS REPORT (TSR): FAMC may request assistance from the IHA in the ordering of the appropriate Title Report/Abstract or TSR.

17. LAND STATUS FORM: FAMC may request assistance from the IHA in obtaining a completed Land Status Form or other documents pertaining to the proposed properties land status.

18. SUBMISSION FOR FINAL APPROVAL: FAMC will be responsible for all submission procedure and gaining final approval from the appropriate decision maker. It should be noted that depending upon the loan program, a file may not go through a Credit Submission process but could move directly to a one-time Submission. The appropriate loan program will be identified in Step 1 so that the IHA and FAMC can plan, up front, the proper submission procedure.

19. FINAL APPROVAL: Upon issuance of the final approval by the decision maker, FAMC shall order all closing documents (i.e. survey, inspections) for immediate loan cjosure. FAMC may ask the [HA to assist in scheduling the closing with the local closing agent (approved by the IHA and FAMC) and obtaining various other closing documents.

20. INVESTOR FUNDING: FAMC shall provide the Investor with a copy of the complete loan package and shall be consulted as to the timing of the closing.

21.      GUARANTEE  PACKAGE:   FAMC  shall  be  responsible  for  all  insurance
         packaging if applicable.

22. DRAW INSPECTIONS: FAMC may request from time-to-time that the IHA assistance in the accumulation of documentation needed to conduct draw payments on loans for new construction or rehabilitation. At no time will the IHA be responsible for construction or rehabilitation fund disbursement.

COMPENSATION:

     The IHA shall be compensated by FAMC for each loan closed and funded. Compensation will be in the form of a flat fee. The fee will be paid as follows:

     A fee of $120.00 will be due to the IHA on each loan originated by the IHA and subsequently closed and funded by FAMC. The fee shall be paid by FAMC to the IHA on the fifteenth day of each month following the loan funding. The cutoff date will be the last day of each month (example: for all loans funded between March 1 and March 31, total fees would be mailed to the IHA on April 15).

STATUS OF THE PARTIES:

     This Agreement shall not be construed to constitute a joint venture, partnership, nor other form of agreement creating a joint liability between the parties. The IHA and FAMC hereto stipulate and agree that the parties are independent contractors and shall be responsible and liable for the acts and omissions of their own respective employees, agents, and representatives.
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

     Notwithstanding any other provisions in this Agreement, R is the intention of the IHA and FAMC that the employees, agents, and representatives furnished hereunder by each party shall be the employees, agents, and representatives of that respective party. Accordingly, at no additional expense to either party, the IHA and FAMC shall be fully responsible for the withholding of all state and federal employment, social security, Medicare, and similar taxes for their own respective employees. The IHA and FAMC, and their respective employees, agents, and representatives, hereby agree to indemnify and hold each other harmless from any and all liability for such taxes, as well as for any penalties, interest, or other charges or fees which may be assessed or imposed as a result, required to be filed by state or federal taxing authorities in connection therewith. The obligations under this paragraph shall survive the expiration or cancellation of this Agreement.

ASSIGNMENT OR NON-ASSIGNMENT PROVISION:

     The IHA and FAMC hereby agree the services specified in this Agreement may not be delegated or assigned without the prior written approval of both parties hereto.

TERMINATION OR CANCELLATION CLAUSE:

     This Agreement may be terminated by either party upon thirty (30) days written notice by certified letter. In the event this Agreement is terminated or canceled by either party, the IHA shall remain obligated to FAMC for any outstanding fees or payments due and shall not transfer any loans currently in process. FAMC shall remain responsible for all unpaid fees due to the IHA prior to said termination or cancellation.

     If cancellation occurs FAMC will continue as the sole loan originator for any loan programs defined in the "Special Loan Programs" paragraph of this agreement. FAMC will continue to originate said loans until such time as the loan commitment is completed, IHA withdraws their participation in the program or FAMC waives their exclusive right.

 PROPRIETARY INFORMATION:

     1. FAMC agrees and warrants that R will protect any confidential information ft receives from the IHA as confidential, proprietary and not use the confidential information for its own purpose or disclose to any third party, either directly or indirectly, any and all business related clients, contracts, documentation, projections, business plans, information, funding arrangements, maps or other materials.

     2. The IHA agrees and warrants that R will protect any confidential information it receives from FAMC as confidential, proprietary and not use the confidential information for its own purpose or disclose to any third party, either directly or indirectly, any and all business related clients, contracts, documentation, projections, business plans, information, funding arrangements, maps or other materials.

     3. This agreement does not apply to any information which is a matter of public record.

MODIFICATIONS:

     Modifications or changes to the terms of this Agreement shall be in writing and signed by each of the parties hereto.

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

LAWS AND REGULATIONS:

     The parties' performances hereunder shall comply with all applicable laws, ordinances, rules and regulations of any governmental agency having jurisdiction and shall pay any fine, penalty, loss, damage, or expense resulting from the party's failure to comply therewith. FAMC shall provide all licenses and permits required to perform its obligations under this Agreement.

OFFICE EXPENSES:

     The IHA shall be responsible for its own office expenses (i.e., office rent, mailing, business related telephone costs, and other reasonable charges). The IHA shall also be responsible for all other expenses that may be incurred in conducting a mortgage origination business (i.e, auto expenses, meals, lodging, and transportation). FAMC shall provide photocopy ready promotional materials, rate sheets, training and assistance in presentations at no additional cost to the IHA.

POLICY COMPLIANCE:

     The IHA agrees to comply with the rules and regulations set forth in each of the loan programs that FAMC is currently or will be participating in the future (see Policy and Procedure Manual). FAMC reserves the right to amend any policies set forth in its company Policy and Procedures Manual from time-to-time and shall notify the IHA of any such changes.

GENERAL PROVISIONS:

     This Agreement contains the complete expression of the parties' agreement with respect to the subject matter hereof, and shall bind the parties, their successors, and assigns. This Agreement shall supersede any and all written or oral statements, agreements, and/or representations of the parties made prior to or contemporaneously with the execution hereof.

     This Agreement shall be governed by the laws of the United States and, where applicable, the laws of the State of Oklahoma. The parties agree their respective performances hereunder shall be governed by an obligation of good faith.


FIRST AMERICANS MORTGAGE CORPORATION:


/s/ Dustan Shepherd                               3/9/99
-------------------                               ------
Dustan R. Shepherd, President                      Date
Federal Tax Identification #481170870


HOUSING AUTHORITY OF THE CHEROKEE NATION:


/s/ David Southerland                             3/9/99
---------------------                             ------
David Southerland, Executive Director              Date

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